SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-A/A
                                (Amendment No. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



                           SPECTRASITE HOLDINGS, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                      DELAWARE                             56-2027322
      --------------------------------------       ---------------------------
     (State of Incorporation or Organization)     (IRS Employer Identification)


                      8000 REGENCY FOREST DRIVE, SUITE 400
                           CARY, NORTH CAROLINA                  27511
                ---------------------------------------         --------
               (Address of Principal Executive Offices)        (Zip Code)

 If this form relates to the registration of a class of securities pursuant to
 Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_].

 If this form relates to the registration of a class of securities pursuant to
 Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

 Securities Act registration statement file number to which this form relates:
 333-41022

 Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                              Name Of Each Exchange on Which
 -------------------                              ------------------------------
 To Be So Registered                              Each Class Is To Be Registered

       NONE.                                                   NONE.

 Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, par value $0.001


          This registration statement contains a total of four pages.

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                                                                           2

Item 1.  Description of Securities to be Registered.

         A description of the common stock, par value $0.001, of SpectraSite Holdings, Inc., including the information required by Item 202 of Regulation S-K, appears in the section captioned "Description of Common Stock" contained in SpectraSite's prospectus filed pursuant to Rule 424(b)(4) with the Securities and Exchange Commission on July 26, 2000 with respect to its Form S-1 Registration Statement (File No. 333-41022). That description is incorporated herein by reference.


Item 2.  Exhibits.

         3.1 Amended and Restated Certificate of Incorporation of SpectraSite Holdings, Inc. (incorporated by reference to exhibit 3.9 of the SpectraSite's Form S-4 Registration Statement, No. 333-67043).

         3.2 Amended Bylaws of SpectraSite Holdings, Inc. (incorporated by reference to exhibit 3.8 of the SpectraSite's Form S-1 Registration Statement, No. 333-93873).

         3.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of SpectraSite Holdings, Inc. (incorporated by reference to exhibit 3.10 of the SpectraSite's Form 8-K, dated September 2, 1999 and filed September 17, 1999).

         4.1 Indenture, dated as of June 26, 1998, between SpectraSite Holdings, Inc. and United States Trust Company of New York, as trustee (incorporated by reference to exhibit 4.1 of the SpectraSite's Form S-4 Registration Statement, No.
                  333-67043).

         4.2 First Supplemental Indenture, dated as of March 25, 1999 (incorporated by reference to exhibit 4.2 of the SpectraSite's Form S-4 Registration Statement, No. 333-67043).

         4.3 Second Supplemental Indenture, dated as of June 6, 2000 (incorporated by reference to exhibit 4.1 of the SpectraSite's Form 8-K, dated June 6, 2000 and file June 21, 2000).

         4.4 Indenture, dated as of April 20, 1999, between SpectraSite Holdings, Inc. and United States Trust Company of New York, as trustee (incorporated by reference to exhibit 4.3 of the SpectraSite's Form S-4 Registration Statement, No.
                  333-67043).

         4.5 Indenture, dated as of March 15, 2000, between SpectraSite Holdings, Inc. and United States Trust Company of New York, as trustee (10 3/4% notes) (incorporated by reference to exhibit
                  4.4 of the SpectraSite's Form S-4 Registration Statement, No. 333-35094).

         4.5 Indenture, dated as of March 15, 2000, between SpectraSite Holdings, Inc. and United States Trust Company of New York, as trustee (12 7/8% notes) (incorporated by reference to exhibit
                  4.4 of the SpectraSite's Form S-4 Registration Statement, No. 333-35094).



         10.1 Credit Agreement, dated April 20, 1999, by and among the SpectraSite Holding, Inc., SpectraSite Communications, Inc., CIBC Oppenheimer Corp., Credit Suisse First Boston Corporation and other parties thereto (incorporated by reference to exhibit 10.1 of the SpectraSite's original Form 8-A registration statement).

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             SPECTRASITE HOLDINGS, INC.



DATE:     July 28, 2000                              BY:/s/ David P. Tomick
                                                        -----------------------

                                                        David P. Tomick
                                                        Chief Financial Officer